UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 19, 2006
Date of Report (Date of earliest event reported)

RAVEN GOLD CORP.
(Exact name of registrant as specified in its charter)

NEVADA	20-2551275
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2470 Saint Rose Parkway, Suite 304
Henderson, Nevada	89074
(Address of principal executive offices)	(Zip Code)

702-562-4091
Issuer's telephone number

Raven Gold Corp.
595 Howe St., Suite 902, Box 12, Vancouver, British Columbia, Canada
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 4.01   CHANGES IN REGISTRANT’S CERTIFYING A

On September 19, 2006, Raven Gold Corp. (the "Company") terminated its relationship with Webb and Company, P.A. ("Webb & Company") as the Company's independent registered public accountants. The decision to change accountants was recommended and approved by the Company's Board of Directors.

During the two fiscal years ended April 30, 2006 and 2005, and through September 19, 2006, (i) there were no disagreements between the Company and Webb & Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Webb & Company would have caused Webb & Company to make reference to the matter in its reports on the Company's financial statements, (ii) Webb & Company 's reports on the Company's financial statements include an explanatory paragraph wherein they expressed substantial doubt about the Company's ability to continue as a going concern, and (iii) other than (ii) above, Webb & Company reports on the Company's financial statements otherwise did not contain an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope or accounting principles. During the two fiscal years ended April 30, 2006 and 2005 and through September 19, 2006, there were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-B.

On September 19, 2006, the Company provided Webb & Company with a copy of the disclosures it is making in response to Item 4.01 on this Form 8-K, and has requested that Webb & Company furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements within 10 business days of the filing of this Form 8-K. A copy of such letter is filed as Exhibit 16.1 to this Form 8-K.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits:

Exhibit Number	Description
16.1	Letter from Webb & Company, P.A. on change in certifying accountant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAVEN GOLD CORP.

Date: September 19, 2006	By:	/s/ Gary Haukeland

Director